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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report: May 17, 2005
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                          DALECO RESOURCES CORPORATION
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               (Exact name of registrant as specified in Charter)

           Nevada                     0-12214                          23-2860739
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
(State or other jurisdiction    (Commission File No)        (IRS Employee Identification No.)
     of Incorporation)

            120 North Church Street, West Chester, Pennsylvania 19380
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                    (Address of principal executive offices)

Registrant's telephone number, including area code: 610-429-0181
                                                   --------------

         -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CF 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 5.02.

         Departure of directors or Principals Officers, Election of Directors; Appointment of Principal Officers:

         H. Paul Pryor, a Director of the Company and a member of its Executive Committee and Audit Committees, submitted his resignation on May 16, 2005. Mr. Pryor indicated that he wanted to spend more time with his family and focusing on his business. Mr. Pryor was initially elected to the Board of Directors in 2003 and stood for reelection in 2004 and 2005.

         Mr. Pryor has been provided with a copy of this 8-K and has been offered the opportunity to provide the Registrant with a letter stating whether he agrees with the statements made by the Registrant in response to this Item
5.02 and, if not, stating the respects in which he does not agree. Should the Registrant receive a letter from Mr. Pryor, the Registrant shall file same by Amendment to this Form 8-K within two (2) business days after receipt of such a letter by the Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Daleco Resources Corporation
                                              -------------------------------
                                                       (Registrant)


Date: May 17, 2005
                                               /s/ Gary J. Novinskie
                                              ---------------------------------
                                                   Gary J. Novinskie, President


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